UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

PSIVIDA CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 10, 2011, Alimera Sciences, Inc. (Alimera), pSivida Corp.’s licensee with respect to ILUVIEN®, received a complete response letter (CRL) from the U.S. Food and Drug Administration (FDA) in response to Alimera’s New Drug Application (NDA) for ILUVIEN for the treatment of diabetic macular edema (DME) associated with diabetic retinopathy.

The FDA stated in the CRL that the FDA was unable to approve the ILUVIEN NDA because the NDA did not provide sufficient data to support that ILUVIEN is safe and effective in the treatment of patients with DME. The FDA stated that the risks of adverse reactions shown for ILUVIEN in the FAME™ Study conducted by Alimera were significant and were not offset by the benefits demonstrated by ILUVIEN in these clinical trials. The FDA stated that Alimera will need to conduct two additional clinical trials to demonstrate that the product is safe and effective for the proposed indication. Alimera reported that it will be requesting a meeting with the FDA to clarify next steps.

A copy of pSivida’s press release issued on November 11, 2011 announcing Alimera’s receipt of the CRL is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following Exhibit is furnished with this report on Form 8-K:

No.	Description

99.1	Press Release of pSivida Corp dated November 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011

PSIVIDA CORP.

By:	/s/ LORI FREEDMAN
	Name:	Lori Freedman
	Title:	Vice President Corporate Affairs, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of pSivida Corp. dated November 11, 2011